UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act

Date of Report (Date of Earliest event Reported): May 13, 2015

STRATEAN INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2391 S. 1560 W. Unit B

Woods Cross, Utah 84087

(Address of principal executive offices, including zip code)

(801) 244-4405
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – Securities and Trading Markets

Item 3.03 Material Modification of Rights of Security Holders

On April 28, 2015, our board of directors approved a forward split of 1 to 3 in which each shareholder will be issued 3 common shares in exchange for 1 common share of their currently issued common stock. A record date of May 8, 2015 was established and FINRA was provided ten days’ notice prior to the effective date pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934, as amended. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

On May 6, 2015, we filed a Certificate of Change with the Nevada Secretary of State in connection with our forward split. A copy of the Certificate of Change is filed herewith as Exhibit 3.1.

In connection with the forward split, we have the following new CUSIP number: 86268L 208. FINRA provided an effective date of May 13, 2015 for the forward split. Once effective, our common stock will be quoted under the symbol “SRTND” for a period of 20 trading days. After 20 trading days, our common stock will resume trading under the symbol “SRTN”.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015	Stratean Inc.
(Registrant)

	By:	/s/ Zachary K Bradford
Zachary K Bradford, CFO

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